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                                                                   EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-81559 of Ameritrade Holding Corporation on
Form S-3 of our report dated October 27, 1998 on the financial statement schedule, included in the Annual Report on Form 10-K/A of Ameritrade Holding Corporation for the year ended September 25, 1998, and to the use of our report dated October 27, 1998 (August 4, 1999 as to Note 11) on the financial statements, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Omaha, Nebraska
August 25, 1999